Exhibit 99.1

STONEMOR INC. ANNOUNCES RECORD DATE FOR ANNUAL MEETING OF STOCKHOLDERS

BENSALEM, PA –June 21, 2021 – StoneMor Inc. (NYSE: STON) (“StoneMor”) today announced that the record date for stockholders entitled to notice of and to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed from the close of business on Friday, June 4, 2021 to the close of business on Monday, June 21, 2021.  The Annual Meeting will be held on Tuesday, July 27, 2021 at 4:00 p.m. EDT and will be held by remote communication.  Information regarding the manner in which stockholders will be able to access, participate in and vote at the Annual Meeting will be set forth in the Company’s proxy statement.

About StoneMor Inc.

StoneMor, headquartered in Bensalem, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 318 cemeteries and 88 funeral homes in 27 states and Puerto Rico.

StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Inc., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

CONTACT:	Investor Relations
StoneMor Inc.
(215) 826-4438